EXHIBIT 10.1 April 1, 2022 Mr. Pat Mulloy Dear Pat: On behalf of Sharps Compliance Corp. (the “Company”), I am pleased to offer you the position of President and Chief Executive Officer (“CEO”) of the Company. This letter agreement (the “Agreement”) sets forth the terms of your employment as President and CEO and is effective as of April 1, 2022 (the “Start Date”). 1. Position. (a) In your position as President and CEO, you will report to the Board of Directors of the Company (the “Board”). You will also continue to serve on the Board while you are acting as President and CEO. During the Employment Term (defined below) you agree to work primarily out of the Company’s principal executive offices in Houston, Texas, subject to reasonable business travel. (b) Your position as President and CEO is a full-time position. While you render services to the Company as President and CEO, you will not engage in any other employment, consulting or other business activity (whether full-time or part-time) that would create a conflict of interest with the Company; provided, however, that you may continue to serve on any boards of directors or committees thereof on which you served as of the Start Date. By signing this Agreement, you confirm to the Company that you have no contractual commitments or other legal obligations that would prohibit you from performing your duties for the Company. 2. Term. The term of your employment pursuant to this Agreement will commence on and as of the Start Date and will remain in effect for a period of eighteen (18) months from the Start Date (the “Term”). The Term will be renewed automatically for periods of twelve (12) months (each a “Renewal Term”) commencing at the eighteen (18)-month anniversary of the Start Date and on each subsequent anniversary thereafter, unless notice that this Agreement will not be extended is given by either you or the Company not less than sixty (60) days prior to the expiration of the Term (as extended by any Renewal Term). The period during which you serve as an employee of the Company in accordance with and subject to the provisions of this Agreement is referred to in this Agreement as the “Employment Term.” 3. Compensation and Benefits. (a) Salary. You will be paid an annualized base salary of $400,000, less required deductions and tax withholdings. Your salary will be payable in accordance with the Company’s payroll policy. (b) Sign-On Bonus. The Company will pay you a one-time sign-on bonus, in cash, in the lump sum amount of $100,000, less required deductions and tax withholdings (the “Sign-On Bonus”). The Sign-On Bonus will be paid to you within thirty (30) calendar days of the Start Date. If you voluntarily resign from the Company, without the mutual agreement of the parties, before the first anniversary of the Start Date, you will be required to return immediately the gross pre-tax amount of the Sign-On Bonus to the Company. In such case, your signature below authorizes the Company, to the fullest extent permitted by law, to make deductions from any payment you are owed (including your final paycheck) to repay all or a portion of the Sign-On Bonus. You agree that, if any such deductions do not fully repay the Sign-On Bonus that is owed to the Company, you will pay the Company the remaining balance within thirty (30) calendar days of the last day of your employment.

109698501.4 - 2 - (c) Annual Bonus. Beginning with the Company’s 2023 fiscal year and for each fiscal year thereafter during the Employment Term, you will be eligible for an annual performance bonus (the “Annual Bonus”) under the Executive Compensation and Incentive Plan, as such plan may be amended by the Compensation Committee of the Board (the “Compensation Committee”) from time to time, or such other bonus plan that replaces such plan, in such amount and based on the Company’s performance against specific target levels as is determined by the Compensation Committee. (d) Equity. (i) On the Start Date, you will be granted a restricted stock award covering 20,000 shares of the Company’s common stock (the “Sign-On Restricted Stock Award”). The Sign-On Restricted Stock Award will vest over four (4) years in substantially equal quarterly installments on the last day of each of the Company’s fiscal quarters that ends after the Start Date (i.e., with the first quarterly installment vesting on June 30, 2022), subject to your continuing employment with the Company or service as a member of the Board through each vesting date. The Sign-On Restricted Stock Award will be subject to the terms of the Sharps Compliance Corp. 2010 Stock Plan (as amended September 11, 2014, the “Stock Plan”) and the award agreement evidencing the Sign-On Restricted Stock Award. (ii) On the Start Date, you will be granted an option to purchase 20,000 shares of the Company’s common stock at an exercise price per share equal to the closing price of the Company’s common stock on the last trading day immediately preceding the grant date (the “Sign-On Stock Option Award”). The Sign-On Stock Option Award will vest over four (4) years in substantially equal quarterly installments on the last day of each of the Company’s fiscal quarters that ends after the Start Date (i.e., with the first quarterly installment vesting on June 30, 2022), subject to your continuing employment with the Company or service as a member of the Board through each vesting date. The Sign-On Stock Option Award will be subject to the terms of the Stock Plan and the award agreement evidencing the Sign-On Stock Option Award. (iii) Beginning with the Company’s 2023 fiscal year and for each fiscal year thereafter during the Employment Term, you will be eligible to participate in the Stock Plan (or any successor plan). You will receive grants under the Stock Plan (or a successor plan) consistent your position and duties as determined by the Compensation Committee. Any equity awards granted to you will be subject to the terms and conditions set forth in the Stock Plan (or successor plan) and the applicable grant agreement. (iv) The Company agrees that each award agreement evidencing a Company equity award granted to you during the Employment Term (including, for greater clarity, the Sign-On Restricted Stock Award and the Sign-On Stock Option Award) will provide that if (A) your employment with the Company terminates for any reason other than for Cause (as defined below) and (B) in connection with or following such termination of employment you are not nominated for reelection to serve a member of the Board at a time when you are otherwise willing and able to continue as a member of the Board, then you will be deemed to be vested in that portion of such equity award (if any) that would have vested had you continued to serve as an employee or director of the Company for eighteen (18) months following the date on which you ceased to be an employee or director. (e) Benefits. While you are an employee, you will be eligible to participate in the Company’s standard suite of health, welfare and retirement benefits made available to its senior executive officers. 4. Non-Employee Director Compensation. While you are an employee, you will not earn any non-employee director cash retainers, equity grants or other compensation under the Company’s Non-

109698501.4 - 3 - Employee Director Compensation Policy for your services as director, with the exception that the restricted shares granted on a quarterly vesting schedule for the 2022 fiscal year will continue to vest on June 30, 2022, and September 30, 2022, respectively, in each case subject to your continuing as an employee or director through such date. 5. Expenses. The Company will reimburse you for all reasonable and necessary expenses incurred by you in connection with your performance of services as President and CEO on behalf of the Company in accordance with the Company’s expense reimbursement policy. In addition, during the first twelve (12) months of the Employment Term, the Company will provide you with a housing, travel and car allowance in the aggregate amount of $7,500 per month. Such allowance is intended to provide you the means to establish a second residence in the Houston, Texas area near the Company offices and to travel to and from your primary residence during such initial twelve (12)-month transition period. 6. Indemnification. You will be entitled to indemnification for your acts or omissions in your capacity as an employee or officer or director of the Company to the same extent as the Company’s other senior employees and directors in the manner provided by the Company’s bylaws. 7. Termination of Employment. (a) Company’s Right to Terminate Employment for Cause. The Company shall have the right to terminate your employment hereunder at any time for “Cause.” For purposes of this Agreement, “Cause” shall mean: (i) Your material breach of (A) this Agreement, including your breach of any representation, warranty or covenant made under this Agreement; (B) any other written agreement between you and the Company; or (C) any policy, procedure, or code of conduct established by the Company, if such material breach, if curable, is not cured to the reasonable satisfaction of the Company within thirty (30) days after receipt of notice from the Company specifying the particulars of the material breach; (ii) Your commission of an act of gross negligence, willful misconduct, breach of fiduciary duty, insubordination, fraud, theft, or embezzlement; (iii) Your conviction or indictment, or a plea of nolo contendere by you, in connection with any felony or any crime involving moral turpitude; or (iv) Your willful failure or refusal to perform your obligations pursuant to this Agreement if such failure or refusal, if curable, is not cured to the reasonable satisfaction of the Company within thirty (30) days after receipt of notice from the Company specifying the particulars of the failure or refusal. (b) Company’s Right to Terminate for Convenience. The Company will have the right to terminate your employment for convenience at any time and for any reason, or no reason at all, either with or without advance notice. (c) Death or Disability. Upon your death or Disability, your employment with the Company will terminate with no further obligation under this Agreement of either party hereunder. For purposes of this Agreement, a “Disability” will exist if you are unable to perform the essential functions of your position, with or without a reasonable accommodation, due to an illness or physical or mental impairment or other incapacity that continues, or can reasonably be expected to continue, for a period in excess of 90 days, whether or not consecutive. The determination of whether you have incurred a Disability will be made in good faith by the Board.

109698501.4 - 4 - (d) Your Right to Terminate for Convenience. You will have the right to terminate your employment with the Company for any other reason, or no reason at all, upon providing the Company with 90 days’ advance written notice; provided, however, that if you have provided notice to the Company of your termination of employment, the Company may determine, in its sole discretion, that such termination will be effective on any date prior to the effective date of termination provided in such notice (and any such determination will not change the basis for your termination of employment nor be construed or interpreted as a termination of employment pursuant to Section 7(b) above). 8. Conflicts of Interest. You agree that should you become aware of any actual or potential Conflict of Interest involving you, you will immediately notify the Board of such actual or potential Conflict of Interest, in writing. For purposes of this Agreement, a “Conflict of Interest” will exist when you engage in, or plan to engage in, any activities, associations, or interests that (a) conflict with your duties, responsibilities, authorities, or obligations for and to the Company, (b) constitute an actual or potential conflict of interest under any Company code or policy, or (c) may otherwise create an appearance of conflict or impropriety. 9. Confidentiality. You acknowledge and agree that, in the course of your employment with the Company and the performance of your duties on behalf of the Company hereunder, you will be provided with, and have access to, valuable Confidential Information (as defined below) of the Company and of third parties who have supplied such information to the Company, as applicable. In consideration of your receipt and access to such Confidential Information and in exchange for other valuable consideration provided hereunder, you agree to comply with this Section 9. (a) You covenant and agree that, except as expressly permitted by this Agreement or by a written directive of the Board, you will not, either during the Employment Term or thereafter (regardless of the reason for any termination of your employment), disclose any Confidential Information to any person or entity and will not use any Confidential Information except as provided below. You acknowledge and agree that you would inevitably use and disclose Confidential Information in violation of this Section 9 if you were to violate any of the covenants set forth in Section 10 below. You will follow all Company policies and protocols regarding the physical security of all documents and other material containing Confidential Information (regardless of the medium on which the Confidential Information is stored). This covenant will apply to all Confidential Information, whether now known by you or discovered during the Employment Term. (b) Notwithstanding Section 9(a), you may make the following disclosures and uses of Confidential Information: (i) disclosures to other employees of the Company who have a need to know the information in connection with the business of the Company; (ii) disclosures to customers and suppliers when, in your reasonable and good faith belief in the proper exercise of your responsibilities hereunder, such disclosure is in the best interests of the Company; (iii) disclosures to a person or entity that has (x) been retained by the Company to provide services to the Company and (y) is obligated to maintain the confidentiality of such information pursuant to a valid confidentiality agreement signed by an authorized representative of the Company; or (iv) disclosures that you are legally compelled to make by subpoena, civil investigative demand, order of a court of competent jurisdiction, or other compulsory legal process, or

109698501.4 - 5 - otherwise by law; provided, however, that, except as otherwise provided herein, you will do the following, to the extent legally permissible and practicable, prior to any such disclosure: (A) provide the Board with immediate written notice of such request for disclosure (and a copy of any applicable subpoena, civil investigative demand, court order, or other legal process) so that the Board may, at its expense, seek a protective order or other appropriate remedy to protect the interests of the Company; (B) consult with the Board on the advisability of taking steps to resist or narrow such disclosure; and (C) cooperate with the Board (at the Company’s reasonable cost and expense) in any attempt it may make to obtain a protective order or other appropriate remedy or assurance that confidential treatment will be afforded the Confidential Information; and in the event such protective order or other remedy is not obtained, you agree (1) to furnish only that portion of the Confidential Information that is required to be furnished, as advised by written opinion of your counsel, if any, and (2) to exercise (at the Company’s reasonable cost and expense) all reasonable efforts to obtain assurance that confidential treatment will be accorded such Confidential Information. (c) Notwithstanding any other provision of this Section 9, this Agreement, or any other agreement or Company policy, nothing will prevent you from sharing any Confidential Information or other information (except any information protected by the Company’s attorney-client privilege or the work product doctrine) with regulators or appropriate governmental agencies, including but not limited to governing taxing authorities or securities regulators, whether in response to a subpoena or other legal process or otherwise, without notice to the Company. (d) Upon the expiration of the Employment Term, or at any other time upon request of the Company, you will surrender and deliver to the Company all documents (including but not limited to all electronically stored information) and other materials of any type or nature containing Confidential Information in your possession, custody, or control, and you will not retain any copies of such documents or other materials. (e) For purposes of this Agreement, “Confidential Information” will include all non- public information, designs, ideas, concepts, improvements, product developments, discoveries and inventions, whether patentable or not, and all trade secrets that were created by the Company, or that relate to the Company or any of its businesses, properties, products, or services (including all such information relating to corporate opportunities, potential transactions, business plans, business strategies, risk management strategies, strategies for developing business and market share, research, financial and sales data, financial strategies, pricing terms, evaluations, opinions, interpretations, acquisition prospects, the identity of actual or potential customers or their preferences or requirements, the identity of key contacts within customers’ or potential customers’ organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names and marks). Moreover, all documents, videotapes, digital media, written presentations, brochures, drawings, memoranda, notes, records, files, correspondence, manuals, models, specifications, computer programs, e-mail, voice mail, electronic databases (including any cloud-based databases or storage), maps, drawings, architectural renditions, models, and all other writings or materials of any type or nature including or embodying any of such information, ideas, concepts, improvements, discoveries, inventions, or other similar or dissimilar forms of expression are and will be the sole and exclusive property of the Company and constitute Confidential Information pursuant to this Agreement. For purposes of this Agreement, Confidential Information will not include any information that (i) is or becomes generally available to the public other than as a result, in whole or in part, of any disclosure or wrongful act by you; (ii) was available to you before its disclosure by

109698501.4 - 6 - the Company; or (iii) becomes available to you from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company. For avoidance of doubt, nothing in this Section 9 will be interpreted in a manner that would violate any law. (f) For purposes of this Section 9, the “Company” includes the Company and its subsidiaries and affiliates. 10. Non-Solicitation. (a) You acknowledge and agree that your services are of a special and unique nature; that the Company will be introducing you to important actual and potential Company clients, customers, investors, service providers, vendors, suppliers, business partners, and other relationships; and that the Company will be entrusting you with the goodwill of the Company and the Company’s Confidential Information. As a precondition to, and in consideration of, the foregoing, which you agree are invaluable to you, you have voluntarily agreed to the covenants set forth in this Section 10. You further agree and acknowledge that the limitations and restrictions set forth herein are reasonable in all respects; are not oppressive; are material and substantial parts of this Agreement; and are intended and necessary to prevent unfair competition and protect the Company’s Confidential Information, goodwill, and substantial and legitimate business interests. (b) You agree that during the period set forth in Section 10(c) below, you will not, without the prior written approval of the Board, directly or indirectly, for yourself or on behalf of or in conjunction with any other person or entity (other than the Company): (i) solicit, canvass, approach, entice, induce, or cause any actual or potential customer, vendor, consultant, supplier, or service provider of the Company, or any member thereof, to (A) cease, reduce, or lessen such person’s or entity’s business or relationship with the Company; (B) refrain from doing any business with the Company; or (C) deal with the Company on less favorable terms or conditions; (ii) solicit, canvass, approach, or do business with any person or entity that was a customer, vendor, consultant, supplier, or service provider of the Company, within the twelve (12) month period prior to such solicitation, canvassing, approach, or other business relationship; (iii) solicit, canvass, approach, entice, induce, or cause any employee, consultant, contractor, or service provider of the Company to terminate his, her or its employment or engagement therewith; or (iv) solicit, canvass, approach, hire, retain, or do business with any individual who was an employee, consultant, contractor, or service provider of the Company within the twelve (12) month period prior to such solicitation, canvassing, approach, hiring, retention, or other business relationship. (c) You agree that the covenants in Section 10(b) will be enforceable during the Employment Term and for a period of twelve (12) months following the termination thereof, regardless of whether you resign or are terminated or the reason for such resignation or termination. (d) For purposes of this Section 10, the term “Company” includes the Company and its subsidiaries and affiliates.

109698501.4 - 7 - 11. Ownership of Intellectual Property. You agree that the Company will own, and you agree to assign and do hereby assign, all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, trademark rights, and all other intellectual and industrial property rights of every kind and nature throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas, and information authored, created, contributed to, made or conceived or reduced to practice, in whole or in part, by you during, in whole or in part, the Employment Term, which either (a) relate, at the time of conception, reduction to practice, creation, derivation or development, to the Company or any of its businesses, planned businesses, or actual or anticipated research or development, or (b) were developed on any amount of the Company time or with the use of any of the Company’s equipment, supplies, facilities, personnel, resources, or Confidential Information (all of the foregoing collectively referred to herein as “Company Intellectual Property”), and you will promptly disclose all Company Intellectual Property to the Company. All of your works of authorship and associated copyrights created, in whole or in part, during the Employment Term and in the scope, in whole or in part, of your employment will be deemed to be “works made for hire” within the meaning of the Copyright Act. You agree to perform, during and after the Employment Term, all reasonable acts requested by the Company to assist the Company, at the Company’s expense, in obtaining and enforcing the Company’s rights throughout the world in the Company Intellectual Property. Such acts may include, but are not limited to, execution of documents and assistance or cooperation (i) in the filing, prosecution, registration, and memorialization of assignment of any applicable patents, copyrights, mask work, or other applications, (ii) in the enforcement of any applicable patents, copyrights, mask work, moral rights, trade secrets, or other proprietary rights, and (iii) in other legal proceedings related to the Company Intellectual Property. For purposes of this Section 11, the “Company” includes the Company and its subsidiaries and affiliates. 12. Non-Disparagement/Non-Publication. Except as otherwise provided herein, you agree that during your employment with the Company and thereafter (regardless of the reason for any termination of your employment), you will not, whether in private or in public, whether directly or indirectly, make, publish, encourage, ratify, or authorize; or assist or enable any other person or entity in making, authorizing, ratifying, or publishing; any statements that in any way defame, criticize, malign, impugn, or disparage the Company. For purposes of this Section 12, the “Company” includes the Company and its subsidiaries and affiliates. 13. Injunctive Relief. Because of the difficulty of measuring economic losses to the Company in the event of a breach of Section 9, 10, 11, or 12 of this Agreement, and because of the immediate and irreparable damage that such breach would cause, with no other adequate remedy at law, you agree that in the event of a breach or threatened breach of any such provisions, the Company will be entitled to obtain injunctive relief (without the requirement of posting a bond) from a court of competent jurisdiction, in aid of arbitration (as provided in Section 15 below). Such injunctive relief will not be the Company’s exclusive remedy for a breach or threatened breach of these covenants, but instead will be in addition to all other rights and remedies available to the Company at law and in equity. You hereby irrevocably consent to the jurisdiction of the state and federal courts in Texas with respect to any injunctive proceeding; agree that such courts provide an appropriate and convenient venue for such a proceeding; and agree that such dispute will be governed in accordance with Texas law (including federal law as applied in Texas courts), without regard to Texas’s conflict of laws principles. 14. Required Employment Forms. You will be required, as a condition of your employment with the Company, to sign all of the Company’s standard forms applicable to new employees. 15. Arbitration. Any dispute, controversy, or claim arising out of or related to your employment by the Company, or termination of employment, including but not limited to claims arising under or related to this Agreement or any breach of this Agreement, and any alleged violation of federal,

109698501.4 - 8 - state, or local statute, regulation, common law, or public policy, will be submitted to and decided by binding arbitration. Arbitration will be administered exclusively by the American Arbitration Association and will be conducted in Harris County, Texas, before a single arbitrator, consistent with the AAA rules for employment disputes in effect at the time the arbitration is commenced (the “AAA Rules”). You and the Company waive all rights to have your disputes heard or decided by a jury or in a court trial and the right to pursue any class or collective action or representative claims against each other in court, arbitration, or any other proceeding. Any arbitral award determination will be final and binding upon you and the Company. The Company will be responsible for the arbitrator’s fees and arbitration expenses and any other costs unique to the arbitration hearing, except that you will be responsible for paying the initial filing fees as provided by the AAA Rules. You and the Company will each be responsible for your own deposition, witness, expert, and attorneys’ fees and other expenses to the same extent as if the matter were being heard in court. 16. Cooperation/Company Rights. You agree that during the Employment Term and thereafter (regardless of the reason for any termination of your employment), upon request from the Company, you will, without any additional payment or compensation, cooperate with the Company in connection with (a) any existing or future actual or threatened investigation or legal action (including but not limited to any lawsuits, administrative actions, or arbitrations) involving the Company, whether civil or criminal in nature, including in preparing for any trials, depositions, hearings, or other proceedings, and in providing truthful testimony in connection therewith, and (b) the transition of your knowledge, duties, and responsibilities in connection with the termination of your employment. The Company agrees to reimburse you for all of your out-of-pocket travel expenses reasonably incurred in connection with your compliance with your obligations under Section 16(a) and (b), provided that you provide reasonable documentation of same and obtains the Company’s prior approval for incurring such expenses. The Company also will have the right to suspend you with pay, pending investigation, if the Company has reason to believe you have violated the Company’s code of conduct (or similar policy) and/or have been charged with a crime relevant to your duties or responsibilities for the Company. 17. Withholdings; Deductions. The Company may withhold and deduct from any benefits and payments made or to be made pursuant to this Agreement (a) all federal, state, local, and other taxes as may be required pursuant to any law or governmental regulation or ruling and (b) any deductions consented to in writing by you. 18. Entire Agreement and Amendment. This Agreement contains the entire agreement of the parties with respect to the matters covered herein; moreover, this Agreement supersedes all prior and contemporaneous agreements and understandings, oral or written, between you and any of the Company concerning the subject matter hereof. This Agreement may not be amended, nor may any of your rights or obligations as set forth herein be altered, except by a written instrument executed by you, on the one hand, and a duly-authorized officer of the Company acting with the written authorization of the Board, on the other hand. 19. Waiver of Breach. Any waiver of this Agreement must be in writing, and duly executed by the party granting such waiver. No waiver of any breach of any provision of this Agreement will operate or be construed as a waiver of a breach of such provision or any other provision in the future. The failure of either party hereto to take any action by reason of any breach will not deprive such party of the right to take action at any time such breach continues or at any other time. 20. Assignment. This Agreement is personal to you, and neither this Agreement nor any rights or obligations hereunder will be assignable or otherwise transferred by you. The Company may assign this Agreement without your consent to any successor (whether by merger, purchase, or otherwise) to all or substantially all of the equity, assets, or businesses of the Company.

109698501.4 - 9 - 21. Counterparts. This Agreement may be executed in counterparts, each of which when so executed and delivered will be an original, and both of which together will constitute one and the same instrument. Facsimile, PDF, and other true and accurate copies of this Agreement will have the same force and effect as originals hereof. 22. Deemed Resignations. Unless otherwise agreed to in writing by the Company and you prior to the termination of your employment, any termination of your employment will constitute an automatic resignation of you as an officer of the Company and each of the Company’s subsidiaries, as applicable. In addition, if your employment is terminated for Cause, the termination of your employment will constitute an automatic resignation by you as a member of the Board (or similar governing body) of the Company and each of the Company’s subsidiaries, as applicable. If your employment is terminated for any reason other than for Cause or due to your death, you will not be deemed to have resigned your position as a member of the Board (or similar governing body) of the Company solely as a result of such termination of employment. 23. Section 409A. This Agreement is intended to be exempt from the limitations and requirements set forth in Section 409A and will be construed and interpreted in accordance with such intent. If any provision of this Agreement does not satisfy the requirements of Section 409A, then such provision will nevertheless be applied in a manner consistent with those requirements. 24. Effect of Termination. The provisions of Sections 6-25 of this Agreement, and those provisions necessary to interpret and enforce them, will survive any termination of this Agreement and any termination of the employment relationship between you and the Company. 25. Severability. In the event a court of competent jurisdiction determines that any of the provisions of this Agreement are invalid or unenforceable as written, including but not limited to the scope, time, or territorial restrictions set forth in Section 10, above, then such court will have the authority to modify or “blue pencil” such provisions in a manner that effectuates the intent of the parties, as set forth herein, to the maximum extent permissible. This Agreement is severable, and the invalidity or unenforceability of any particular provision will not affect the validity or enforceability of any other provision hereof. [Signature page follows].

We are all delighted to be able to extend you this offer. To indicate your acceptance of the Company’s offer, please sign and date this Agreement in the space provided below and return it to me. Very truly yours, /s/ Sharon Gabrielson Name: Sharon Gabrielson Title: Chair of the Board of Directors ACCEPTED AND AGREED: /s/Pat Mulloy Pat Mulloy